CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-KSB of Championlyte Holdings, Inc. for the period ended December 31, 2004, David Goldberg, Principal Executive Officer and Principal Financial Officer of Championlyte Holdings, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-KSB for the period ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-KSB for the period ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Championlyte Holdings, Inc.

A signed original of this written statement required by Section 906 has been provided to Championlyte Holdings, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

CHAMPIONLYTE HOLDINGS, INC.

Dated: April 20, 2005                        By: /s/ David Goldberg
                                                 ---------------------------
                                                 PRINCIPAL EXECUTIVE OFFICER
                                                 AND PRINCIPAL FINANCIAL OFFICER